UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2023, The Singing Machine Company, Inc. (the “Company”), entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Aegis Capital Corp, as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent (the “Offering”), up to $1,753,430 in shares of its common stock. Any shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269183) filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2023 (the “Registration Statement”) and declared effective by the SEC on January 20, 2023, and the prospectus supplement relating to the Offering filed with the SEC on February 15, 2023.

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the shares from time to time, based upon the Company’s instructions. Under the Sales Agreement, the Agent may sell the Shares by any method permitted by applicable law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market.

The Company has no obligation to sell any of the shares and may at any time suspend offers under the Sales Agreement. The Offering will terminate upon the earlier of (i) the sale of all of the shares, (ii) the termination of the Sales Agreement according to its terms by either the Company or the Agent, or (iii) the 18 months anniversary of the Sales Agreement. The Company and the Agent may each terminate the Sales Agreement at any time by giving advance written notice to the other party as required by the Sales Agreement. The Sales Agreement contains representations and warranties for the benefit of the Company and the Agent and other terms customary for similar agreements.

Under the terms of the Sales Agreement, the Agent will be entitled to a commission at a rate of 3.0% of the gross proceeds from each sale of shares under the Sales Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement and has agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement filed as Exhibit 1.1 hereto, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares, nor shall there be any offer, solicitation, or sale of the shares in any state or country in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or country.

The opinion of Sichenzia Ross Ference LLP, the Company’s legal counsel, regarding the validity of the shares is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	At-The-Market Issuance Sales Agreement, dated February 15, 2023, between The Singing Machine Company, Inc. and Aegis Capital Corp.
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2023

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer